UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/27/2005

Wells Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-25739

MD	58-2328421
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of Principal Executive Offices, Including Zip Code)

770-449-7800
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Following the prior approval by the board of directors of Wells Real Estate Investment Trust, Inc. (the "Registrant") of an amendment to the Registrant's dividend reinvestment plan to reduce the share price for shares offered and sold pursuant to the Registrant's dividend reinvestment plan from $9.55 per share to $8.00 per share effective for dividends declared and paid beginning in June 2005, on May 27, 2005, the Registrant entered into an amendment to its current Dealer Manager Agreement with Wells Investment Securities, Inc., the Registrant's Dealer Manager, to reflect this reduction in the purchase price for shares offered and sold pursuant to the Registrant's dividend reinvestment plan. A copy of the First Amendment to Dealer Manager Agreement is attached as Exhibit 99.1.

Item 8.01.    Other Events

On May 27, 2005, the Registrant filed Supplement No. 2 dated May 20, 2005 to the Prospectus of the Registrant dated August 10, 2004 with the Securities and Exchange Commission in accordance with SEC Rule 424(B)(3). A copy of Supplement No. 2 is attached to this Current Report as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits

a.        Exhibit 99.1

       First Amendment to Dealer Manager Agreement

b.        Exhibit 99.2

        Supplement No. 2 dated May 20, 2005 to the Prospectus dated August 10, 2004 of Wells Real Estate Investment Trust, Inc.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Wells Real Estate Investment Trust, Inc.

Date: June 01, 2005.	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-99.1	First Amendment to Dealer Manager Agreement
EX-99.2	Supplement No. 2 dated May 20, 2005 to the Prospectus of the Registrant dated August 10, 2004 of Wells Real Estate Investment Trust, Inc.